Exhibit 10.1

AGREEMENT FOR SALE AND PURCHASE

This contract for sale and purchase, hereinafter referred to as “Contract” or “Agreement”, is entered into this 29th day of September, 2009, by and between, American Commerce Solutions, Inc. , hereinafter referred to as “ACS” or “Seller”, a Delaware corporation and Public Acquisition Company, Inc. a Florida corporation, hereinafter referred to as “PAC” or “Buyer”,

WITNESSETH:

WHEREAS, ACS is the owner of Chariot Manufacturing Company (Chariot) and certain property, situated and located in Hillsborough County, State of Florida, more particularly described in Exhibit “A” attached hereto and made a part hereof, hereinafter referred to as the “Property”; and

WHEREAS, ACS is the owner of one hundred percent (100%) of the issued and outstanding stock of Chariot Manufacturing Company; and

WHEREAS, Buyer desires to purchase Seller’s stock and property and Seller desires to sell all of its stock and all of its assets, tangible and intangible including, but not limited to, all of its trademarks, logos, slogans, goodwill and blue sky and Seller desires to sell all of its assets of whatever kind and form and where ever situate to Buyer; and

WHEREAS, The Seller warrants and guarantees to Buyer that all of its assets are free and clear of all liens, encumbrances, claims and liabilities except those included by attachment of “Exhibit A”;

NOW THEREFORE, for good and valuable consideration and the mutual covenants and promises contained hereinafter, the Sellers agrees to sell and the Buyer agrees to buy the “Property” of the Sellers upon the following terms and conditions.

1.	PURCHASE PRICE AND METHOD OF PAYMENT. Buyer shall pay and Seller shall accept the purchase price for the “Property” under the terms and conditions and according to the payment schedule set forth in “Exhibit B” attached hereto and made a part hereof.

2.	CLOSING. The closing of the transactions contemplated by this agreement, hereinafter referred to as “The Closing”, shall be held at a mutually agreeable time and place and made effective June 1, 2009.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer the correctness, truthfulness and accuracy of the matters shown on Exhibit “C” attached hereto, all of which shall survive closing. In addition, Seller represents and warrants to Buyer that the documents enumerated in Exhibit “D” attached hereto and made a part hereof, are true authentic and correct copies of the original, or, if appropriate, the originals themselves, and no alterations or modifications thereof have been made.

4.	TRANSACTIONS PRIOR TO CLOSING.

Seller hereby covenants the following:

a. Conduct of Seller’s Business Until Closing. Except as Buyer may otherwise consent in writing prior to the Closing Date, Seller will not enter into any transaction, take any action or fail to take any action which would result in, or could reasonably be expected to result in or cause any of the representations and warranties of Sellers contained in this Agreement to be void, invalid or false on the Closing Date.

b. Resignations. Seller shall deliver to Buyer, prior to the closing Date, such resignations of officers or employees of the business as Buyer shall indicate, each such resignation to be effective on the Closing Date.

c. Advice of Changes. Between the date hereof and the closing Date, Seller will promptly advise Buyer in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth herein or disclosed pursuant to this Agreement.

d. Documents. Seller shall deliver to Buyer, at closing, such documents which are, in Buyer’s sole discretion, necessary to fully satisfy the objectives of this Agreement in content and form reasonably intended to do so.

e. Satisfactions. Seller shall deliver to Buyer on the closing date a satisfaction of any encumbrances or liens on the property satisfactory in form and substance to the Buyer stating that the then outstanding unpaid principal balance of any promissory note secured thereby has been aid in full prior to or simultaneous with the closing or in the alternative a requisite offset to the Purchase Price.

5.	EXPENSES. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of it’s counsel and its certified public accountants.

6.	GENERAL

a. Survival of Representations and Warranties. Each of the parties to this Agreement covenants and agrees that their respective representations, warranties, covenants, statements, and agreements contained in this Agreement shall survive the Closing Date and terminate on the second anniversary of such date. Except as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered by Sellers to Buyer in connection herewith, there are no other agreements, representations, warranties, or covenants by or among the parties hereto with respect to the subject matter hereof.

b. Waivers. No action taken pursuant to this agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

c. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid,

1400 Chamber Drive Bartow, Florida 33830 To Seller: Att: Daniel L. Hefner 9401 Oak Street Riverview, Florida 33659 To Buyer: Att: Kenneth McCleave or

to such other address as such party shall have specified by notice in writing to the other party.

d. Sections and Other Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

e. Governing Law. This Agreement and all transactions hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Florida. he parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of competent jurisdiction located in Hillsborough County, State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

f. Conditions Precedent. The Conditions Precedent to the enforceability of this Agreement have been met or are hereinafter waived.

g. Captions. The Captions of this contract are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this contract, or the intent of any provisions hereof.

h. Typewritten or Handwritten Provisions. Hand-written provisions inserted in this contract and typewritten provisions initialed by both parties shall control over the typewritten provisions in conflict therewith.

i. Time of the Essence. Time and timely performance are of the essence of this contract and of the covenants and provisions hereunder.

j. Successors and Assigns. Rights and obligations created by this contract shall. Be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

k. Contractual Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

l. Amendments or Addenda. All amendments to this Agreement shall be in writing and signed by the parties to this Agreement.

m. Entire Agreement. This document represents the entire agreement between the parties.

n. Initials and Exhibits. This contract shall not be valid and enforceable unless it is properly executed by Buyer and Seller and their initials affixed to each page of the exhibits attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal of the Secretary of the Corporate party hereto, all on the date and year first above written.

Signed, sealed and delivered in the presence of:

SELLER:

AMERICAN COMMERCE SOLUTIONS, INC.

BY:	/S/ DANIEL L. HEFNER
Daniel L. Hefner
TITLE:	President

BUYER:

PUBLIC ACQUISITION COMPANY, INC.

BY:	/S/ KENNETH W. MCCLEAVE
Kenneth W. McCleave
TITLE:	President

EXHIBIT “A”

Chariot Manufacturing Company

PROPERTY/ASSETS DESCRIPTION

as of May 31, 2009

1.	100% of the stock of Chariot Manufacturing Company whether authorized and unissued, or issued and outstanding.

2.	All forms of intellectual property of whatsoever type or description.

3.	Molds, plugs and parts.

4.	Jigs

5.	Hoist system with cradle

6.	Die

7.	Aluminum

8.	Gel systems

9.	sand paper inventory

10.	37 foot trailer

11.	Computer with printer

12.	Miscellaneous tools and materials

13.	VIN # Machine

14.	Manufacturing software

15.	Website.

16.	Slogans

17.	Customer files

18.	Photo book

19.	Advertising materials

20.	Vendor files

21.	Potential customer contacts and leads

22.	Trademarks

23.	Customer lists

24.	Current orders, if any (including deposits held)

25.	Telephone #s

26.	Contact introductions

27.	All other unspecified property of Chariot Manufacturing Company, Inc. including, but not limited to, any real or personal property, tangible or intangible property, which may include without limitation, bank accounts, account receivables, promissory or other notes payable to Chariot.

28.	Goodwill and Blue Sky (valued at zero).

29.	Checking account with zero balance.

EXHIBIT “B”

PURCHASE TERMS:

Purchase Price; $2,000,000

A). ACS Assignment and PAC Acceptance of Notes Payable as follows : ( see Exhibit D)

DUE TO ACS	297,703.64

ACCRUED EXPENSES HEFNER	2,796.71
OTHER PAYABLE - AMOUR	5,672.20
OTHER PAYABLE - NIMBLE BOAT	5,844.39
OTHER PAYABLE - PAC	36,786.31
NP - ICF 15%	24,763.82
NP - AFGP 8%	16,007.38
NP - HEFNER, DANIEL FLAT RATE	400.00
NP - HEFNER, DANIEL 8%	30,786.52
NP ICF (EQUITY LINE)	65,040.07
NP - AMOUR/MCCLEAVE 10%	14,323.45
NP - ICF (FLAT RATE)	5,449.57
NP - MAXWELL, BARBARA 12%	8,951.02
NP - MCCLEAVE, KENNETH 8%	8,820.43
NP - PAC 10%	152,405.62
NP - MCCLEAVE, KENNETH	21,215.69
NP - BILLINGS, 20% FLAT RATE	15,600.00
NP - BILLINGS 10.99%	16,153.54
NP - HERMAN, JUSTIN 8.5%	28,705.09

DEFERRED REVENUE HEFNER (ESSENTIAL PROPERTY MAINT.)	2,000.00

TOTALS	759,425.45

B). $230,782.23 in trade payables assumed by PAC with indemnification to ACS. (Exhibit “E” attached)

C). A Promissory Note for the balance of $1,009,792.32 will be given by PAC to ACS due and payable on or before September 14, 2010.

1). The Note shall not bear interest.

2). The Note shall be assignable.

3). The Note may be prepaid in cash, assignment of assets or restricted stock of (OTC:BB:AFBG) as ACS may be inclined to accept.

4). In the event that payment in full is not made on or before the maturity date, the Note shall become interest bearing at 6% per annum as of September 15, 2010 or may be converted to restricted stated value stock in AFBG at $1.50 per at the sole option of PAC.

INITIALS: SELLER                  BUYER

Exhibit “C”

REPRESENTATIONS AND WARRANTS OF THE SELLER:

1.	THAT THERE ARE NO UNDISCLOSED TAXES, LIENS, ENCUMBERANCES, ASSESSMENTS, JUDGEMENTS OR CLAIMS FILED, PENDING OR CONTEMPLATED OF WHICH SELLERS HAVE KNOWLEDGE, AND SELLER AGREES TO INDEMNIFY AND DEFEND BUYER AGAINST ANY OF THE SAME ARISING OUT OF ANY ACTION OF THE SELLER PRIOR TO THE DAY OF CLOSING.

2.	THAT THEY HAVE IDENTIFIED AND CONVEYED ALL ASSETS OF CHARIOT MANUFACTURING COMPANY TO THE BUYER.

3.	THAT ACCESS WILL BE PROVIDED TO THE OFFICIAL CORPORATE MINUTE BOOK AND A LIST OF ALL COMMON AND PREFERRED STOCKHOLDERS OF THE COMPANY.

4.	THAT THE SELLERS WILL PROVIDE CERTIFICATES REPRESENTING 100% OF THE OWNERSHIP OF THIS STOCK, AT CLOSING PROPERLY ENDORSED TO THE BUYER OR BUYER’S DESIGNEE.

5.	CLOSING WILL BE ON OR BEFORE SEPTEMBER 30, 2009 WITH AN EFFECTIVE DATE OF JUNE 1, 2009, INCLUSIVE.

Exhibit “D”

Assignment and Acceptance

of Notes Payable

For value received in the form of a $759,425.45 credit toward the purchase price of Chariot Manufacturing Company by Public Acquisition Company, Inc. (PAC), PAC does hereby accept assignment of the following notes payable:

DUE TO ACS	297,703.64

ACCRUED EXPENSES HEFNER	2,796.71
OTHER PAYABLE - AMOUR	5,672.20
OTHER PAYABLE - NIMBLE BOAT	5,844.39
OTHER PAYABLE - PAC	36,786.31
NP - ICF 15%	24,763.82
NP - AFGP 8%	16,007.38
NP - HEFNER, DANIEL FLAT RATE	400.00
NP - HEFNER, DANIEL 8%	30,786.52
NP ICF (EQUITY LINE)	65,040.07
NP - AMOUR/MCCLEAVE 10%	14,323.45
NP - ICF (FLAT RATE)	5,449.57
NP - MAXWELL, BARBARA 12%	8,951.02
NP - MCCLEAVE, KENNETH 8%	8,820.43
NP - PAC 10%	152,405.62
NP - MCCLEAVE, KENNETH	21,215.69
NP - BILLINGS, 20% FLAT RATE	15,600.00
NP - BILLINGS 10.99%	16,153.54
NP - HERMAN, JUSTIN 8.5%	28,705.09

DEFERRED REVENUE HEFNER (ESSENTIAL PROPERTY MAINT.)	2,000.00

TOTALS	$759,425.45

These Notes Payable include accrued interest through 05/31/09, as well as all obligations and commitments made therein.

It is acknowledged that transfer of this obligation includes payment by Public Acquisition Company, Inc. to each payee, all sums as they may come due and payable under terms as they may be negotiated simultaneous to this assignment.

Note Holder, by signature affixed below, agrees to allow the assignment of the referenced Note and forever relieve American Commerce Solutions, Inc. from any and all obligations under these Notes.

Public Acquisition Company, Inc. further agrees that it will indemnify and defend American Commerce Solutions, Inc. against any and all claims that may be brought against the company, its officers , directors or employees etc. by the Note Holders under the terms and obligations of these Notes.

American Commerce Solutions, Inc. and Chariot agrees to indemnify and defend Public Acquisition Company, Inc. against claims by anyone else claiming rights or ownership under this Note.

In the event of any dispute, this agreement will be construed and adjudicated under the laws of the State of Florida.

This is the entire agreement between the parties. No obligations or promises have been made outside of this agreement.

Signatures affixed below are acknowledgement and acceptance of the terms and conditions stated above and made effective the 14th day of September 2009.

ICF (Payee)		Public Acquisition Company, Inc. (assignee)

By:	/S/ ROBERT E. MAXWELL, SR.	By:	/S/ KENNETH W. MCCLEAVE
	Robert E. Maxwell, Sr.		Kenneth W. McCleave
President

Nimble Boats (Payee)		American Commerce Solutions, Inc.
(Debtor)

By:	/S/ KENNETH W. MCCLEAVE	By:	/S/ DANIEL L. HEFNER
	Kenneth W. McCleave		Daniel L. Hefner CEO

Kenneth W. McCleave (Payee)		AFGP/Amour Fiber Core
PAC (Payee)		(Payees)

By:	/S/ KENNETH W. MCCLEAVE	By:	/S/ DANIEL L. HEFNER
	Kenneth W. McCleave		Daniel L. Hefner

Daniel L. Hefner (Payee)		James Billings (Payee)

By:	/S/ DANIEL L. HEFNER	By:	/S/ JAMES BILLINGS
	Daniel L. Hefner		James Billings

Justin Herman (Payee)

By:	/S/ JUSTIN HERMAN
Justin Herman

Exhibit E

Acceptance of Responsibility

for Trades Payable

For value received, Public Acquisition Company, Inc. (PAC) does hereby accept responsibility for trades payable as of May 31, 2009 from American Commerce Solutions , Inc. a/k/a Chariot Manufacturing Company in favor of various vendors in the principal amount of $230,782.23 together with accrued interest or penalties that my be associated, as well as all obligations and commitments made to those vendors as revealed at or before closing.

It is acknowledged that transfer of these obligations includes payment by PAC to those vendors all sums as they may come due and payable under terms as they may be negotiated simultaneous to this assignment.

American Commerce Solutions, Inc., by signature affixed below, agrees to allow the assignment of the trades payable at 100% as credit against the purchase of Chariot Manufacturing Company and forever relieve American Commerce Solutions, Inc. from any and all obligations based upon these debts.

PAC further agrees that it will indemnify and defend ACS against any and all claims that may be brought against the company, its officers, directors or employees etc. by the Noteholder under the terms and obligations of the Note.

In the event of any dispute, this agreement will be construed and adjudicated under the laws of the State of Florida.

This is the entire agreement between the parties. No obligations or promises have been made outside of this agreement.

Signatures affixed below are acknowledgement and acceptance of the terms and conditions stated above and made effective the 15th day of September, 2009.

American Commerce Solutions, Inc.		Public Acquisition Company, Inc.

By:	/S/ DANIEL L. HEFNER	By:	/S/ KENNETH W. MCCLEAVE
	Daniel L. Hefner		Kenneth W. McCleave
	President		President